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                                                                Exhibit 23(P)(2)

                                CODE OF ETHICS
                                --------------

Julius Baer Multistock Funds
         Julius Baer Swiss Stock Fund

The above shall be referred to collectively as the "Funds".

                                    Summary

WHO IS COVERED?

 .    Access Persons, consisting of any officer, director or Advisory Person (as
     --------------
     defined below) of any Funds or the Funds' investment adviser, Julius Baer Investment Management Inc. ("JBIMI").

 .    Disinterested Trustees of a Fund and officers of a Fund other than an officer of a Fund employed by the adviser are generally not covered persons.

WHICH ACCOUNTS ARE RESTRICTED?

 .    Personal accounts of Access Persons.

 .    Any account in which an Access Person has any "direct or indirect beneficial interest":

     .    Accounts in which an Access Person is a beneficiary

     . Accounts held by immediate family members of an Access Person sharing the same household.

     . Accounts from which an Access person derives an indirect pecuniary interest (e.g., interest in certain trusts)

     .    Accounts in which the Portfolio Manager has discretionary access.

 .    Any accounts managed by a covered person (e.g., as trustee) or to whom a covered person gives investment or voting advice.

WHAT TYPES OF "SECURITIES" ARE COVERED?

 .    Broadly defined, including options, futures and other derivative instruments.

 .    Includes "related" securities such as warrants, rights and convertible securities, whose prices would tend to be affected by changes in the prices of the other securities.

 .    Does not include U.S. government securities, commercial paper, bank CDs,
          ---
     bankers' acceptances and other high quality short-term debt instruments, securities issued by member governments of the Organization for Economic Co-Operation and Development (the "OECD") and shares of open-end registered investment companies (except, in the case of a Portfolio Manager, shares of a mutual fund managed by him/her).

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WHICH ACTIVITIES ARE RESTRICTED?

Without prior approval, the following restrictions apply:
----------------------

     .    Portfolio Managers:

          For accounts with respect to which the Portfolio Manager has discretion, transactions are to be executed at the same time as the Fund's transactions.

          For personal accounts a 14-day blackout period will apply. The Portfolio Manager may not buy or sell a security seven calendar days before or after his/her managed fund does.

     .    Investment Personnel:

          1.   No IPO Investments.
               -------------------

          2.   No Investments in Private Placements.
               -------------------------------------

          3.   No Short-Term Trading. Profits on securities held by Investment
               ----------------------
               Personnel for less than 60 calendar days that are also held by a Fund (or, subject to the 14-day blackout period described above, such lesser period as held by a Fund) must be disgorged.

          4.   No Directorships of publicly-traded companies.
               ----------------

     .    Access Persons:

          1.   No Front-Running.  No purchases or sales if the security is
               -----------------
               being considered for purchase or sale by a Fund.

          2.   Failure to Disclose Interest.  No transaction can be recommended
               -----------------------------
               by an Access Person unless that Access Person discloses any interest of the Access Person in the security or the issuer.

          3.   No Gifts or other Preferential Treatment (except those of de
               ----------------------------------------
               minimus value - currently $100).

THE FOLLOWING WILL BE EXEMPT FROM THE CODE:

1. Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

2.   Purchases or sales that are non-volitional on the part of the Covered
     Person;

3.   Purchases that are part of an automatic dividend reinvestment plan:

4. Purchases or sales of U.S. Government securities, commercial paper, bank CDs, banker's acceptances and other high quality short-term debt investments, securities issued by member governments of the OECD and shares of open-end registered investment companies (other than the Funds);

                                                                               2
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5.   Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

THE FOLLOWING WILL BE EXEMPT FROM THE CODE'S
PRE-CLEARANCE PROVISIONS:

1. Any transaction, or series of related transactions during the course of a calendar quarter, involving an aggregate of not more than ten options or ten futures contracts, as the case may be, provided that the aggregate amount of initial margin (in the case of futures contracts) and option premiums (in the case of options on futures, securities or securities indexes) payable with respect to any one underlying security or security index, as the case may be, does not exceed $10,000;

2. A purchase or sale transaction in a security which, when combined with all transactions in that security or related securities during the course of a calendar quarter, does not exceed $10,000;

3. Purchases or sales during the course of a calendar quarter of 1,000 shares or less of an issuer with in excess of $1 billion market capitalization and average daily reported volume of trading exceeding 100,000 shares;

WHAT ARE THE PROCEDURES FOR PRECLEARANCE AND POST
TRADING COMPLIANCE?

The following procedures apply to all Covered Persons:
                                  ---

     1.   Preclearance of trades.

          .    Approval will be valid for 48 hours.

          . Preclearance is generally not required for non-interested trustees of the Funds or officers of the Fund who are not employed by the investment adviser or an affiliate thereof.

          .    Preclearance is to be done by the Designated Supervisory Person

     2.   Post Trading Compliance
          -----------------------

          . All Covered Persons must certify annually that they have read and understand the Code of Ethics.

          . Initial Holdings Reports must be submitted by Covered Persons within 10 days of becoming a Covered Person detailing all securities in which the Covered Person has a beneficial interest.

          . Quarterly Reports must be submitted by Covered Persons within 10 days after the end of a calendar quarter detailing all securities transactions which are not otherwise reported in which a Covered Person has a beneficial interest.

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          .    Annual Holdings Reports must be submitted by Covered Persons within 30 days after the end of each calendar year detailing all securities in which the Covered Person has a beneficial interest.

          . Duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts must be sent to the Local Compliance Officer of the Baer Group.

          . Post-Trading compliance is generally not required for non-interested Trustees of the funds.

SANCTIONS

May include censure, suspension, compensation adjustments and termination of employment.

DESIGNATED SUPERVISORY PERSONS

 .    If the Covered Person is an officer, trustee, or employee of a Fund, the
     Designated Supervisory Person is the Chief Financial Officer of the relevant fund.

 .    If the Covered Person is a director, officer or employee of JBIMI, the
     Designated Supervisory Person is the Head of Private Banking at Bank Julius Baer & Co., Ltd., New York Branch.

 .    If the Covered Person is a non-U.S. resident, the Designated Supervisory person is the Local Compliance Officer of the Baer Group.

 .    If there is an overlap, the Local Compliance Officer will designate the
     Designated Supervisory person.

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                               CODE OF ETHICS
                               --------------

I.   APPLICABILITY
     -------------

     This Code of Ethics ("Code") establishes rules of conduct for "Covered Persons" (as defined herein) of Julius Baer Investment Management Inc. ("JBIMI") and each registered investment company that adopts this Code (a "Covered Investment Company") (JBIMI and the Covered Investment Companies being herein referred to collectively as the "Covered Companies"). For purposes of this Code "Covered Person" shall mean:

         (A) Any Advisory Person (as defined below) of any Funds or the Fund's investment adviser; and

         (B) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Fund or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Securities.

     For purposes of this Code, Covered Persons shall not include any person who is a disinterested trustee of a Fund, or for purposes of this Code other than Sections V(B), (C) and (D), an officer of the Fund (other than an officer of the Fund employed by the adviser) unless such person knew or should have known in the course of his duties as an officer or trustee of the Fund that the Fund has made or makes a purchase or sale of the same security or a related security within 15 days before or after the purchase or sale of such security or a related security by such officer or director.

     Except where the context otherwise requires, the provisions of this Code shall also apply to activities of "Access Persons" (as defined in Rule 17j-1 under the Act) of JBIMI as they relate to any registered investment company for which JBIMI serves as investment adviser.

II.  STATEMENT OF GENERAL PRINCIPLES
     -------------------------------

     In performing their daily responsibilities, Covered Persons may have access to information about impending Fund transactions. Like all insiders, these individuals may not use material nonpublic information to benefit themselves or others.

     Conflicts of interest can arise whenever Covered Persons buy and sell securities for their personal accounts. This Code of Ethics is intended to ensure that all personal securities transactions be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

     All Covered Persons, particularly those who manage or make recommendations to the Funds, should scrupulously avoid any conduct that appears to take advantage of this relationship. Accordingly, in addition to complying with the specific prohibitions set forth below, all Covered Persons shall conduct their personal investment activities in a manner consistent with the following general fiduciary principles: (1) the duty at all times to place the interests of a Fund first; (2) the requirement that all personal securities

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     transactions be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that Covered Persons should not take inappropriate advantage of their positions.

     No Covered Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the
     Funds:

     .    employ any device, scheme or artifice to defraud the Funds:

     . make to the Funds any untrue statement of a material fact or omit to the Funds a material fact necessary in order to make the statement made, in light of the circumstances under which it is made, not misleading;

     . engage in any act, practice or course of business which would operate as a fraud or deceit upon the Funds;

     .    engage in any manipulative practice with respect to the Funds;

     . trade while in possession of material nonpublic information for personal or JBIMI investment accounts, or disclose such information to others in or outside JBIMI who have no need for this information.

     It is a violation of federal securities laws to buy or sell securities while in possession of material nonpublic information and illegal to communicate such information to a third party who buys or sells.

III. PROHIBITIONS
     ------------

     A.   GENERAL PROHIBITION - NO PURCHASES OR SALES IF BEING CONSIDERED FOR
          ----------------------------------------------------------------------
          PURCHASE OR SALE BY A COVERED INVESTMENT COMPANY.
          ------------------------------------------------

          No Covered Personal shall purchase or sell, directly or indirectly, any security (or related security) in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A hereto) and that he knows or should have known at the time of such purchase or sale:

          (1)  is being considered for purchase or sale by a Fund; or

          (2)  is being purchased or sold by a Fund.

     B.   NO PARTICIPATION IN IPOs
          ------------------------

          No Investment Personnel shall acquire any direct or indirect beneficial ownership of securities in an initial public offering of securities without the prior written approval of a supervisory person designated by JBIMI or the relevant Fund, whichever is most appropriate under the circumstances (the "Designated Supervisory Person"). This prior approval will take into account, among other factors, whether the investment opportunity should be reserved for a Fund, and whether the opportunity is being offered to an individual by virtue of his position with a Fund or its adviser. Investment

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          Personnel who have been authorized to acquire securities in an initial public offering must disclose that investment when they play a part in any Fund's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's decision to purchase securities of the issuer will be subject to an independent review by personnel of JBIMI with no beneficial ownership interest in the issuer.

     C.   LIMITED PARTICIPATION IN PRIVATE PLACEMENTS
          -------------------------------------------

          No Investment Personnel shall acquire any direct or indirect beneficial ownership of securities in a private placement without the prior written approval of the relevant Designated Supervisory Person. This prior approval will take into account, among other factors, whether the investment opportunity should be reserved for a Fund, and whether the opportunity is being offered to an individual by virtue of his position with a Fund or its adviser. Investment Personnel who have been authorized to acquire securities in a private placement must disclose that investment when they play a part in any Fund's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's decision to purchase securities of the issuer will be subject to an independent review by personnel of JBIMI with no beneficial ownership interest in the issuer.

     D.   BLACKOUT PERIODS
          ----------------

          No Covered Person shall execute a securities transaction on a day during which any Fund has a pending "buy" or "sell" order in that same security (or a related security) until that order is fully executed or withdrawn, nor may any Portfolio Manager for a Fund buy or sell a security (or a related security) within seven calendar days before or after that Fund trades in that security (or related security). Trades within the prescribed periods shall be unwound, if possible; if impractical, all profits from the trading shall be disgorged to the relevant Fund or a charitable organization as directed by the relevant Designated Supervisory Person.

     E.   BAN ON SHORT-TERM TRADING PROFITS
          ----------------------------------

          (1) JBIMI and the Covered Investment Companies encourage Investment Personnel to refrain from short-term trading (i.e., purchases and
                                                             ----
               sales within a 60-day period) for accounts in which they have a beneficial interest. Each of the Covered Companies reserves the right to impose a ban on the short-term trading activities of Investment Personnel if they determine that such activities are being conducted in a manner that may be perceived to be detrimental to a Covered Investment Company.

          (2) No security (or related security) may within a 60-day period be bought and sold or sold and bought at a profit by any Investment Personnel if the security or related security was held at any time during that period by any Fund; provided, however, that,
                                                    --------  -------
               subject to the prohibitions set forth in Article III, paragraph D, such prohibition shall cease to apply immediately following the sale of such security (and all related securities) by all Funds. Trades made in violation of this prohibition shall be unwound; if impractical, any profits realized on such short-term trades shall be disgorged to the appropriate Fund or a charitable organization as directed by the relevant Designated Supervisory Person.

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     F.   DISCLOSURE OF INTEREST IN TRANSACTION
          -------------------------------------

          No Covered Person shall recommend any securities transaction by any Fund without having disclosed his interest, if any, in such securities or the issuer thereof, including without limitation:

          (1) his direct or indirect beneficial ownership of any securities of such issuer;

          (2)  any contemplated transaction by such person in such securities;

          (3)  any position with such issuer or its affiliates;

          (4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest; and

          (5) any factors about the transaction that are potentially relevant to a conflicts of interest analysis.

          Required disclosure shall be made to the relevant Designated Supervisory Person, and a Fund's decision to engage in the securities transaction will be subject to an independent review by personnel of JBIMI with no beneficial ownership interest in the securities or the issuer thereof.

     G.   GIFTS
          -----

          Covered Persons shall not seek or accept any gift, favor, preferential treatment or valuable consideration or other thing of more than a de minimis value (currently $100) from any person or entity that does business with or on behalf of a Fund.

          Receipts of expense payments, gifts or favors are to be reported by all Covered Persons, in the form appended hereto as Attachment E to the appropriate Julius Baer Compliance Officer.

     H.   SERVICE AS A DIRECTOR
          ---------------------

          Investment Personnel shall not serve on the board of directors of publicly-traded companies, absent prior written authorization by the relevant Designated Supervisory Person based upon a determination that the board service would be consistent with the interests of the Funds. Where board service is authorized, Investment Personnel serving as directors shall be isolated from those making investment decisions with respect to the securities of that issuer through information barriers or other procedures specified by the relevant Designated Supervisory Person, absent a determination by the Designated Supervisory Person to the contrary for good cause shown.

     I.   DEFINITIONS
          -----------

          For purposes of this Code, the term security shall include any "security" as defined in Section 2(a)(36) of the Act, but shall not include securities issued by the Government of the United States, short-term debt securities that are "government securities"

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              within the meaning of Section 2(a)(16) of the Act, bankers'
              acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (except in the case of a Portfolio Manager that wishes to purchase or sell shares of his/her open-end registered investment company). For purposes of this Code, "security" shall also include futures contracts and options thereon and other derivatives. A "related security" to a security shall be broadly interpreted to include any instrument the price of which would tend to be affected by a change in the price of the subject security, such as a warrant or option on a subject security or a security convertible into or exchangeable for the subject security.

              For purposes of this Code, Investment Personnel means any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; or (ii) any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

              For purposes of this Code, Advisory Person is any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by the Fund.

              For purposes of the prohibitions set forth in Article III and the preclearance and reporting requirements set forth in Article V of this Code, the term security shall not include securities issued by governments of countries that are members of the Organization for Economic Co-operation and Development.

IV.         EXEMPT TRANSACTIONS
            -------------------

            A. The prohibitions described in paragraphs A, B, D and E of Article
               III shall not apply to:

               (1) Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

               (2) Purchases or sales that are non-volitional on the part of the Covered Person;

               (3) Purchases that are part of an automatic dividend reinvestment plan;

               (4) Any transaction, or series of related transactions during the course of a calendar quarter, involving an aggregate of not more than ten options or ten futures contracts, as the case may be, provided that the aggregate amount of initial margin (in the case of futures contracts) and option premiums (in the case of options on futures, securities or securities indexes) payable with respect to any

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                    one underlying security or security index, as the case may be, does not exceed $10,000;

               (5) A purchase or sale transaction in a security which, when combined with all transactions in that security or related securities during the course of a calendar quarter, does not exceed $10,000;

               (6) Purchases or sales of U.S. government securities, commercial paper, bank CDs, banker's acceptances, securities issued by member governments of the OECD and shares of open-end registered investment companies (other than the Funds);

               (7) Purchases or sales during the course of a calendar quarter of 1,000 shares or less of an issuer with in excess of $1 billion market capitalization and average daily reported volume of trading exceeding 100,000 shares;

               (8) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

               (9) Purchases or sales for which the Covered Person has received prior written approval from the relevant Designated Supervisory Person. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code and Section 17(j) of the Act and the rules thereunder. To illustrate, a purchase or sale shall be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to the Funds because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the Funds.

            B. The preclearance requirement described in paragraph A of Article
               V of this Code shall not be required with respect to (1) through
               (8) above.

V.          PRECLEARANCE, REPORTING AND OTHER COMPLIANCE PROCEDURES
            -------------------------------------------------------

            A. PRECLEARANCE
               ------------

               (1) No Covered Person may purchase or sell securities for an account in which he or she has a beneficial interest other than through the trading desk of Julius Baer Securities, Inc., unless prior written approval has been obtained from the relevant Designated Supervisory Person. If such approval is obtained, the broker or futures commission merchant through which the transaction was effected shall be directed by that Covered Person to supply the appropriate Julius Baer Compliance Officer, on a timely basis, duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts.

               (2) All Investment Personnel also shall disclose to the relevant Designated Supervisory Person all personal securities holdings upon the commencement of his or her employment by JBIMI or the Funds or any company in a control relationship to JBIMI or the Funds, and thereafter on an annual basis.

               (3) Before any Covered Person purchases or sells any security for any account in which he or she has a beneficial interest, prior written authorization shall be obtained from the relevant Designated Supervisory Person. Prior written authorization shall involve disclosure necessary for a conflict of interest analysis. If prior written authorization is given for a purchase or sale and the transaction is not consummated within 48 hours thereafter, a new prior written authorization must be obtained. The appropriate Julius Baer Compliance Officer shall review not less frequently than weekly reports from the trading desk (or, if applicable, confirmations from brokers or futures commission merchants) to assure that all transactions effected by Covered Persons for accounts in which they have a beneficial interest were effected only after receiving prior written authorization hereunder.

               (4) The prior authorization form appended to this Code as Attachment B shall be used for all securities transactions for which Designated Supervisory Person approval is necessary.

            B. ANNUAL CERTIFICATION
               --------------------

               All Covered Persons shall certify annually to the Julius Baer Compliance Officer in New York that they have read and understand this Code of Ethics and recognize that they are subject thereto. Further, Covered Persons shall certify annually to the Julius Baer Compliance Officer in New York that during the prior year they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code during the prior year. A form of this certification is appended as Attachment D.

            C. REPORTING
               ---------

               Every Covered Person must submit reports (forms of which are appended as Attachment C) containing the information set forth below with respect to each transaction by which the Covered
                                     ----
               Person has, or by reason of such transaction, acquires, any
                                                                       ---
               direct or indirect beneficial ownership of a security, provided,
                                                                      --------
               however, that:
               -------
               (A) a Covered Person shall not be required to make a report with respect to any transaction effected for any account over which such person does not have any direct or indirect influence or control;

               (B) Outside Trustees shall be required to report a transaction only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as a trustee of such company should have known, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by such company or was being considered for purchase or sale by such company or its investment adviser(s); and

               (C) a Covered Person need not make a quarterly report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

               (i) Initial Holdings Reports. A Covered Person must submit the report required by this Article V to the relevant Designated Supervisory Person no later than 10 calendar days after the person becomes a Covered Person. A report must contain the following information:

                    (1) The title, number of shares and principal amount of each Covered Security in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person.

                    (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

                    (3) The date that the report is submitted by the Covered Person.

               (ii) Quarterly Transactions Report. A Covered Person must submit the report required by this Article V to the relevant Designated Supervisory Person no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A report must contain the following information:

                    (1) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                    (2) The nature of the transaction (i.e., purchase, sale or
                                                       ---
                        other acquisition or disposition, including, without limitation, the receipt or giving of any gift);

                    (3) The price at which the transaction was effected;

                    (4) The name of the broker, dealer or bank with or through whom the transaction was effected;

                    (5) Any facts potentially relevant to a conflicts of
                        interest analysis of which the Covered Person is aware, including the existence of any substantial economic relationship between the Covered Person's transactions and securities held or to be acquired by a Fund;

                    (6) The date the report is submitted by the Covered Person;
                        and

                    (7) With respect to any account established by the Access
                        Person in which any securities were held during the quarter for the direct or indirect benefit of the Access
                        Person:

                        (a) The name of the broker, dealer or bank with whom the Covered Person established the account; and

                        (b)  The date the account was established.

               (iii) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 calendar days before the report is submitted) must be provided:

                      (1) The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership;

                      (2) The name of any broker, dealer or bank with whom the Covered Person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person; and

                      (3) The date that the report is submitted by the Covered Person.

               Any report submitted to comply with the requirements of this
               Article V may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

               A Covered Person will be deemed to have complied with the requirements of this paragraph (C) by causing duplicate monthly brokerage statements on which all transactions required to be reported hereunder are described to be sent on a timely basis to the Julius Baer Compliance Officer.

VI.      SANCTIONS
         ---------

         Upon discovering that a Covered Person has not complied with the requirements of this Code, the board of directors or trustees, as the case may be, of JBIMI or the relevant Fund, as most appropriate under the circumstances, may impose on that person whatever sanctions the board deems appropriate, including, among other things, censure, suspension or termination of employment.

         Material violations of the requirements of this Code by employees of JBIMI and the sanctions imposed in connection therewith insofar as they relate to a Fund shall be reported not less frequently than quarterly to the board of trustees of the relevant Fund. A material violation is one which results in a compensation adjustment exceeding $10,000, suspension or termination of employment.

VII.     REVIEW BY THE BOARD OF TRUSTEES
         -------------------------------

         Management of each Fund that adopts this Code of Ethics shall prepare an annual report to the board of trustees of each such Fund that:

         . summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

         . identifies any violations relating to the relevant Fund requiring significant remedial action during the past year not previously reported to the board;

         . identifies any recommended changes in existing restrictions or procedures based upon each Fund's experience under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

         . certifies that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

VIII.    CONFIDENTIALITY
         ---------------

         All information obtained from any Covered Person or any affiliate of such Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

IX.      OTHER LAWS, RULES AND STATEMENTS OF POLICY
         ------------------------------------------

         Nothing contained in this Code shall be interpreted as relieving any Covered Person or any affiliate of such Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by any such Covered Person or its affiliates.

X.       FURTHER INFORMATION
         -------------------

         If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, that person should consult the relevant Designated Supervisory Person.

XI.      DESIGNATED SUPERVISORY PERSONS
         ------------------------------

         As of the date hereof, the Designated Supervisory Persons are the following individuals:

         . If the Covered Person is an officer, trustee, or employee of a Fund, the Designated Supervisory Person is the Chief Financial Officer of the relevant Fund.

         . If the Covered Person is a director, officer or employee of JBIMI, the Designated Supervisory Person is the Head of Private Banking at Bank Julius Baer & Co., Ltd., New York Branch.

         . If the Covered Person is a non-U.S. resident, the Designated Supervisory Person is the Local Compliance Officer of the Baer Group.

         . If there is an overlap, the Local Compliance Officer will designate the appropriate Designated Supervisory Person.

                                 Attachment A


The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, a value derived from the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a
                                                           ---
pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio. The term "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

                                 Attachment B
                                 ------------

                REQUEST FOR PRIOR APPROVAL OF PERSONAL SECURITY
                        RECOMMENDATION OR TRANSACTIONS
                        ------------------------------
Request to:       buy ____   sell ____
                  name of issuer/security: ____________________________
                  type of security (e.g., equity, bond, option, future):________

                  __________________________________________________
                  amount of security/number of shares: _________________ price: ___________________________________________
                  for my own account: _______________________________
                  for an account in which I have a beneficial interest (describe):_______________________________________
                  for both of the above:_______________________________
                  proposed transaction date: __________________________
                  broker/dealer/bank through which transaction to be effected:_________________________________________

(1)   I learned about this security in the following manner:_______________

(2) I do ____ do not ____ serve as a director or have any relatives serving as a director or officer of the issuer. If so, please discuss:_______________

(3) Set forth below are any facts which may be relevant to a conflict of interest analysis of which I am aware, including the existence of any substantial economic relationship between my transaction(s) and securities held or to be acquired by a client:
      _______________________________________________

I have read and understand the Code of Ethics of Julius Baer Investment Management Inc. and certain registered investment companies and recognize that the proposed transaction is subject thereto. I further understand that any prior written authorization obtained shall be valid for a period not to exceed 48 hours.

Date: _________   Signature:__________________     Print Name:_________________
Instructions:     Prepare and forward to the relevant Designated Supervisory
                  Person, who will inform you whether the transaction is approved or disapproved.

The proposed (purchase) (sale) (recommendation) described above is approved (disapproved).


Name:_________    Title: ___________________       Date/Time: __________________

                                 Attachment C
                                 ------------

                            INITIAL HOLDINGS REPORT


Report Submitted by: ___________________________________________________________
                           Print Your Name


The following table supplies the information required by Section V (C) of the Code of Ethics as of time I became a Covered Person:

----------------------- --------------------- -------------------- --------------------- --------------------
                                                                       Name of the
                                                                    Broker/Dealer with
                                                                   or through whom the        Nature of
      Securities            Quantity of       Price Per Share or     Transaction was        Ownership of
   (Name & Symbol)           Securities           Other Unit             Effected            Securities
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

THIS REPORT MUST BE SUBMITTED TO THE APPROPRIATE COMPLIANCE OFFICER WITHIN 10
-----------------------------------------------------------------------------
DAYS OF BECOMING A COVERED PERSON
---------------------------------

To the extent specified above, I hereby disclaim beneficial ownership of any
----------------------------------------------------------------------------
security listed in this Report or in brokerage statements or transaction
------------------------------------------------------------------------
confirmations provided to you.
------------------------------

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT AS OF ________________, 200__.




Date: _____________________
                                            Signature: ________________________

                                            Print Name:________________________

                                            Position:  _________________________

                                  Attachment C
                                  ------------

                  REPORT OF QUARTERLY SECURITIES TRANSACTIONS


Report Submitted by:____________________________________________________________
                             Print Your Name

On the dates indicated, the following transactions were effected in securities in which I participated or acquired a direct or indirect "beneficial ownership" interest and which are required to be reported pursuant to the Code of Ethics of Julius Baer Investment Management Inc. and/or the applicable Funds.

---------------- ------------------- -------------- ------------------- ---------------- ------------------ ---------------
                                                                           Nature of
                 Title & Principal                        Dollar          Transaction         By Whom
    Date of        Amount of each      Number of        Amount of       (Purchase, Sale    Transaction        Broker
  Transaction         Security          Shares         Transaction      Gift,) and Other   Was Effected      Dealer/Bank
---------------- ------------------- -------------- ------------------- ---------------- ------------------ ---------------
---------------- ------------------- -------------- ------------------- ---------------- ------------------ ---------------
---------------- ------------------- -------------- ------------------- ---------------- ------------------ ---------------
---------------- ------------------- -------------- ------------------- ---------------- ------------------ ---------------
---------------- ------------------- -------------- ------------------- ---------------- ------------------ ---------------
---------------- ------------------- -------------- ------------------- ---------------- ------------------ ---------------

Any facts which may be relevant to a conflict of interest analysis of which I am aware, including the existence of any substantial economic relationship between my transaction(s) and securities held or to be acquired by a Fund:

________________________________________________________________________________

________________________________________________________________________________

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

THIS REPORT MUST BE SUBMITTED TO THE APPROPRIATE COMPLIANCE OFFICER WITHIN 10 DAYS AFTER THE END OF THE CALENDAR QUARTER IN WHICH ANY REPORTED TRANSACTION WAS EFFECTED.




Date: _____________________

                                    Signature:____________________________

                                    Print Name:___________________________

                                    Position:_____________________________

                                  Attachment C
                                  ------------

                            ANNUAL HOLDINGS REPORT

Report Submitted by: __________________________________________________________
                                    Print Your Name

The following table supplies the information required by Section V (C) of the Code of Ethics for the period specified below:

----------------------- --------------------- -------------------- --------------------- --------------------
                                                                       Name of the
                                                                    Broker/Dealer with
                                                                   or through whom the        Nature of
      Securities            Quantity of       Price Per Share or     Transaction was        Ownership of
   (Name & Symbol)           Securities           Other Unit             Effected            Securities
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

THIS REPORT MUST BE SUBMITTED TO THE APPROPRIATE COMPLIANCE OFFICER WITHIN 30
-----------------------------------------------------------------------------
DAYS AFTER THE END OF THE CALENDAR YEAR
---------------------------------------

To the extent specified above, I hereby disclaim beneficial ownership of any
----------------------------------------------------------------------------
security listed in this Report or in brokerage statements or transaction
------------------------------------------------------------------------
confirmations provided to you.
------------------------------

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT AS OF DECEMBER 31, 200__.


Date: ____________________

                                    Signature:________________________________

                                    Print Name:_______________________________

                                    Position:  _______________________________

                                  Attachment D
                                  ------------

I hereby certify that:

1. I have read and I understand the Code of Ethics adopted by Julius Baer Investment Management Inc. and certain registered investment companies (the "Code of Ethics");

2.   I recognize that I am subject to the Code of Ethics;

3. I have complied with the requirements of the Code of Ethics during the calendar year ending December 31, 2001; and

4. I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code during the calendar year ending December 31, 2001.

Set forth below are exceptions to items (3) and (4), if any:



Print Name:  ___________________

Signature:   ___________________

Date:        ___________________

                                  ATTACHMENT E
                                  ------------


                REPORT OF BUSINESS EXPENSES PAID BY OTHER FIRMS
                                      AND
                               GIFTS AND FAVORS

CONFIDENTIAL
------------

FOR THE MONTH OF                     , 2001          NAME                                        OFFICE
--------------------------------------------         -------------------------------------------------------------------------------

I am reporting the following gifts or favors received:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Purpose
             Gift or Favor                                                                                    (both professional
Date         (please be specific)        Approx. Value     Host & Firm            Other JBIMI Guests          and social)
------------ --------------------------- ----------------- ---------------------- --------------------------- --------------------
------------ --------------------------- ----------------- ---------------------- --------------------------- --------------------
------------ --------------------------- ----------------- ---------------------- --------------------------- --------------------
------------ --------------------------- ----------------- ---------------------- --------------------------- --------------------
------------ --------------------------- ----------------- ---------------------- --------------------------- --------------------
------------ --------------------------- ----------------- ---------------------- --------------------------- --------------------
------------ --------------------------- ----------------- ---------------------- --------------------------- --------------------
------------ --------------------------- ----------------- ---------------------- --------------------------- --------------------
------------ --------------------------- ----------------- ---------------------- --------------------------- --------------------
------------ --------------------------- ----------------- ---------------------- --------------------------- --------------------

Signature:  _________________________________
Instructions: Complete and forward to the appropriate Julius Baer Compliance Officer